UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2019

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)
 New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(e)

Equity-Based Incentive Compensation Plan

On August 8, 2019, the Board of Directors (the "Board") of Hexion Holdings Corporation ("Hexion Holdings"), the indirect parent company of Hexion Inc. (the "Company"), upon recommendation of the Compensation Committee, approved an equity-based incentive compensation plan (the "Equity Plan"), pursuant to which Hexion Holdings is reserving shares of Class B Common Stock, par value $0.01 per share, representing 10% of Hexion Holdings’ fully diluted equity as of the date of approval of the Equity Plan, for issuance to employees, directors, and other key service providers in connection with stock options, restricted stock units, performance-based stock units and other equity-based awards to be awarded from time to time as the Board determines. The Equity Plan and awards granted thereunder will be administered by the Board or, to the extent of its delegation of authority, the Compensation Committee of the Board. The specific terms of each award granted pursuant to the Equity Plan, including the type of the award, the number of shares to which the award relates, and the vesting and other terms of the award, will be set forth in an award agreement as determined by the Board or the Compensation Committee of the Board at the time of grant.

Rogerson Employment Agreement

On August 8, 2019, upon recommendation of the Compensation Committee, the Board approved a new employment agreement with Craig Rogerson, the Company’s Chief Executive Officer (the "Employment Agreement"). The term of the Employment Agreement runs through July 1, 2022 (the "Term"), unless terminated earlier in accordance with its terms. In addition to his service as the Company’s Chief Executive Officer, the Employment Agreement provides for his service as a member, and the Chairman, of the Board until the 2020 annual meeting of shareholders of Hexion Holdings. Hexion Holdings has committed to use commercially reasonable efforts to cause Mr. Rogerson to be nominated for election as a member of the Board and nominated for selection as Chairman of the Board and any such service will be without additional compensation.

Mr. Rogerson will be entitled to receive a base salary at an annual rate of $1,250,000 and will be eligible to earn an annual cash bonus (the "Annual Bonus") under the Company's annual cash bonus plan. His target Annual Bonus equals 125% of his base salary (the "Target Bonus"), with the actual amount earned to be based on Mr. Rogerson’s and/or the Company’s attainment of certain criteria as determined by the Board. For 2019, Mr. Rogerson's Annual Bonus will be determined as follows: (i) the portion of Mr. Rogerson’s Annual Bonus, if any, that relates to the first half of 2019 will be calculated by reference to a target incentive opportunity equal to his base salary earned during such period (which was $500,000), and (ii) the portion of Mr. Rogerson’s Annual Bonus, if any, that relates to the second half of the year will be calculated by reference to the Target Bonus set forth in the Employment Agreement (i.e., $781,250).

Mr. Rogerson is entitled to participate in the Equity Plan pursuant to terms and conditions established by the Board, as well as the Company’s other incentive compensation and employee benefit plans, programs, and arrangements, including vacation (other than severance plans), as are generally applicable to senior executives of the Company, provided that Mr. Rogerson meets and continues to meet the Company’s or the applicable eligibility requirements of such plan, program or arrangement.

Upon a termination of Mr. Rogerson's employment prior to the scheduled end of the Term, either by the Company without "Cause" or by Mr. Rogerson with “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Rogerson will be entitled to receive severance benefits consisting of (i) a cash severance amount equal to two times the sum of (A) the Annual Base Salary and (B) the Target Bonus, payable ratably during the 24-month period following his date of termination (the “Severance Payment”), and (ii) if continued coverage under the Company’s health and welfare plans is timely elected by Mr. Rogerson, payment of any COBRA premiums until the earlier of (x) the 18-month anniversary of his date of termination and (y) the first date that he is no longer eligible for COBRA (the “COBRA Payment”); provided, that if his termination of employment occurs upon or following a Change in Control (as defined in the Employment Agreement), then the Severance Payment will equal three times the sum of (A) the Annual Base Salary and (B) the Target Bonus and will be paid ratably during the 36-month period following his date of termination. All severance benefits are conditioned upon Mr. Rogerson’s timely execution of a customary release of claims against the Company and its affiliates and related parties and his continued compliance with his post-employment covenants, including perpetual covenants of nondisclosure of confidential information and non-disparagement, and one-year covenants of non-competition, non-solicitation, and non-hire. If the payments and benefits to which Mr. Rogerson is entitled pursuant to his Employment Agreement or otherwise would be considered “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), that are subject to an excise tax imposed by Section 4999 of the Code, the amount of such payments and benefits will be limited to the largest amounts payable, if any, that would not result in the imposition of such excise tax, but only if, notwithstanding such limitation, the total payments, net of all taxes imposed on Mr. Rogerson with respect thereto, would be greater than if no excise tax were imposed.

The foregoing summaries of the material terms of the Equity Plan and the Employment Agreement are qualified in their entirety by reference to the Equity Plan and the Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date:	August 14, 2019	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer